SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2002

                GLOBAL CASINOS, INC.
(Exact name of registrant as specified in its charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

5455 Spine Road, Suite Mezzanine E, Boulder, Colorado 80301
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (303) 527-2903

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective August 7, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent accountant who resigned as of August 6, 2002 and had been previously engaged as the principal accountant to audit the Company's financial statements was Gerald R. Hendricks & Company, P.C. The audit reports of Gerald R. Hendricks & Company, P.C. on the consolidated financial statements of the Company as of and for the years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of Gerald R. Hendricks & Company, P.C. contained a going concern emphasis paragraph.

       In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 2001 and 2000, and in connection with the subsequent interim period up to the date of resignation, there were no disagreements with Gerald R. Hendricks & Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Gerald R. Hendricks & Company, P.C., would have caused Gerald R. Hendricks & Company, P.C. to make reference to the matter in their report. Gerald R. Hendricks & Company, P.C. has not reported on financial statements for any subsequent periods after June 30, 2001.

       The Company has retained the accounting firm of Stark Winter Schenkein & Co., LLP to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Stark Winter Schenkein & Co., LLP had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Stark Winter Schenkein & Co., LLP was effective on August 7, 2002.

       The Company has provided a copy of the foregoing disclosures to Gerald R. Hendricks & Company, P.C. and has requested that Gerald R. Hendricks & Co., P.C. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Gerald R. Hendricks & Co., P.C., former accountants to the Company.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2002
By: /s/ Frank L. Jennings Frank L. Jennings, Chief Financial Officer